               UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549



                                   Form 8-K


                                CURRENT REPORT


                    Pursuant to Section 13 of 15(d) of the
                        Securities Exchange Act of 1934

Date of report (Date of earliest event reported)                   March 5, 2001

                              Waters Corporation
            (Exact Name of Registrant as Specified in Its Charter)

                                   Delaware
                (State or Other Jurisdiction of Incorporation)

     01-14010                                             13-3668640
(Commission File Number)                       (IRS Employer Identification No.)

34 Maple Street, Milford, Massachusetts                       01757
(Address of Principal Executive Offices)                    (Zip Code)

                                (508) 478-2000
             (Registrant's Telephone Number, Including Area Code)

                                      N/A
         (Former Name or Former Address, if Changed Since Last Report)

ITEM 9.  REGULATION FD DISCLOSURE

     The purpose of this Form 8-K is to advise with respect to, and provide directions to access, presentations dated March 5, 2001 made at the Pittsburgh Conference on Analytical and Applied Spectroscopy (Pittcon), for informational purposes only. To view these presentations, connect to www.waters.com via the worldwide web and access the Corporate section. The presentations are under the Investor Presentation tab. The presentations summarize the Company's new high performance liquid chromatography, mass spectrometry and thermal analysis products being exhibited at Pittcon, March 5 - 9. The presentations will be available on the Company's website through March 11 and removed at 9 a.m., Eastern Standard Time, on Monday, March 12th.

     These products, both existing and planned, are tools used by scientists in life science, industrial, and academic laboratories in their pursuit of better methods of treating diseases, monitoring the environment and manufacturing quality pharmaceuticals, chemicals, plastics, foods, beverages and numerous other products. The presentations highlight a number of current and planned new products, including but not limited to:

        1. Waters ZQ(TM) Mass Detector, a product introduced in mid-2000, which is a smaller, faster and improved benchtop version of the predecessor ZMD(TM) Mass Detector.

        2. FractionLynx(TM) Systems and Xterra(TM) Prep Columns, planned new products, that expand on the Company's current position in automated purification applications.

        3. A planned release of a new version of the Company's existing Millennium(R) 32 Software for liquid and gas chromatography data management. Version 4.0 of the software incorporates new features for controlling the Company's ZQ Mass Detector.

        4. Q Series(TM) Differential Calorimeters, planned new thermal analysis products, which measure heat flows and temperatures associated with exothermic and endothermic transitions, and are routinely used for investigation, selection, comparison and end-use performance of materials.

        5. Q Series Thermogravimetric Analyzers, planned new products, which measure weight changes in materials as a product of temperature (or time) under a controlled atmosphere. Its principal uses include measurement of a material's thermal stability and composition.

        6. Quattro Micro(TM) System, a planned new triple quadrupole mass spectrometer, a more compact version of Micromass' Quattro LC(TM) Mass Spectrometer but with similar performance characteristics.

        7. Q-Tof Micro(TM) Mass Spectrometer, a planned smaller version of the Micromass Q-Tof(TM) Mass Spectrometer, but with similar performance characteristics.

        8. A planned new family of Q-Tof Ultima(TM) Mass Spectrometers for MS-MS including the Q-Tof Ultima API, Q-Tof Ultima MALDI, and Q-Tof Ultima GLOBAL featuring maximum resolution in the minimum footprint.

        9. M@LDI HT(TM) 2D Gel-Mass Analyzer, a planned new product for unattended protein identification of large batches of protein digest samples.


     Certain statements contained in the presentations, including references to the Registrant's strategy and operating and financial profile, are forward-looking. These statements are subject to various risks and uncertainties, many of which are outside the control of the Registrant, including (i) changes in relevant portions of the analytical instrument marketplace as a result of economic or regulatory influences, (ii) general changes in the economy or marketplace including currency fluctuations, in particular with regard to the Eurocurrency, (iii) changes in the competitive marketplace, including new products or pricing changes by the Registrant's competitors,
     (iv) the ability of the Registrant to generate increased sales and profitability from new product introductions, as well as additional risk factors set forth in the Registrant's Form 10-K for its fiscal year ended December 31, 1999. Actual results could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements the Registrant may make, whether because of these factors or for other reasons. The Registrant does not assume any obligations to update any forward-looking statement.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          WATERS CORPORATION



Dated:  March 5, 2001                     By:     /s/Philip S. Taymor
                                                  ------------------
                                          Name:   Philip S. Taymor
                                          Title:  Senior Vice President and
                                                  Chief Financial Officer